Exhibit 99.1

Andy Matthy Joins iSun, Inc’s Independent Board of Directors

Cleantech and corporate structuring expert brings key experience to facilitate company’s growth

Burlington, VT, June 2, 2021 – (BUSINESS NEWSWIRE) iSun, Inc. (Nasdaq: ISUN) (“ISUN” or the “Company”), a leading solar energy and clean mobility infrastructure company with 50 years of construction experience in solar, electrical and data services, announced today that Andy Matthy, Managing Partner at Cipactil, will replace Daniel Dus on the company’s Independent Board of Directors effective June 2nd. Andy is a long-time industry expert, renewable energy industry executive recruiter and corporate financer who has focused his career on supporting the rapid growth of companies in the sector for almost a decade.

Jeffrey Peck, iSun’s Chief Executive Officer, commented, “Andy brings important experience with high-growth companies, and a history of accessing both talent and capital in the renewable energy industry at a key time in iSun’s growth trajectory. Having helped build companies in solar, energy storage and e-mobility from scratch, and during times of rapid expansion, Andy has had a unique perspective in how to structure effective organizations in our core business areas. We look forward to Andy’s contributions to our Board as we continue to execute on the growth of iSun.”

Mr. Matthy previously served as Vice President at Hobbs & Towne, one of the first executive search firms to ever focus on cleantech. In this role he placed senior executives in many of the leading industry platforms, often building entire teams to facilitate new market entry. Starting his career off at Iron Mountain, Andy has almost twenty years of building teams for leading finance and renewable energy firms, advising on strategy, compensation, capital structuring and more.

Andy commented, “We are seeing unprecedented growth in cleantech firms across the spectrum, and access to high quality human resources and right-fit corporate partnerships are increasingly important to facilitate this ongoing expansion. iSun is uniquely positioned to benefit from these growing markets following its SPAC acquisition in 2019 and given its almost 50-year history of executing extremely complex projects. I’m very excited about the next few years, for the market broadly, and iSun especially.”

ABOUT iSun
Headquartered in Williston, VT, iSun, Inc. (NASDAQ: ISUN) is a business rooted in values that align people, purpose, innovation, and sustainability. Ranked by Solar Power World as one of the leading commercial solar contractors in the United States, iSun provides solar energy and clean mobility infrastructure to customers for projects from smart solar mobile phone and electric vehicle charging, to large utility renewable energy solutions. Since entering the renewable energy market in 2012, iSun has installed over 400 megawatts of rooftop, ground mount and EV carport solar systems (equal to power required for 76,000 homes). We continue to focus on profitable growth opportunities. For more information, visit www.isunenergy.com.

FORWARD-LOOKING STATEMENTS
This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements include, but are not limited to, statements about (i) iSun’s plans, objectives, expectations and intentions and other statements contained in this press release that are not historical facts; and (ii) other statements identified by words such as “expects” “anticipates,” “intends,” “plans,” “believes,” “seeks,” “estimates,” “targets,” “projects,” or words of similar meaning generally intended to identify forward-looking statements. These forward-looking statements are based upon the current beliefs and expectations of the respective management of iSun and are inherently subject to significant business, economic and competitive uncertainties and contingencies, many of which are beyond the control of iSun. In addition, these forward-looking statements are subject to assumptions with respect to future business strategies and decisions that are subject to change. Actual results may differ materially from the anticipated results discussed in these forward-looking statements because of possible uncertainties.

IR Contact: IR@isunenergy.com